OSUN STATE GOVERNMENT

MINISTRY OF HEALTH

HEALTH PLANNING, RESEARCH AND STATISTICS

.... DEPARTMENT

PRIVATE MAIL BAG NO. 4421 OSOGBOOSUNSTATE OF NIGERIA

Your Ref. No ....

All communications should be addressed to the Permanent Secretary quoting

Our Ref: OSHREC/PRS/569'/25

26 November, 2014

Director General

NAFDAC,

Plot 2032 Olusegun Obasanjo Way,

Wuse Zone 7,

Abuja.

Attention: Director, Drug Evaluation and Research

RE: PERMISSION TO CARRY OUT CLINICAL TRIAL ON LOW DOSE NALTREXONE (LODONAL)

I wish to intimate you that Ahar Pharma of Plot 12^A Olaitan Senbayo Way, Lagos has applied to carry out a Clinical Trial on Lodonal in one of our Government owned state hospitals. The Chief consultant of the facility has equally issued a letter of commitment as a Principal Investigator. (Copy attached).

In view of the aforesaid, I am directed to convey to you that the State Health Research Ethics Committee is awaiting for the approval of NAFDAC prior to the consideration of the request of Ahar Pharma for Ethical Approval by the OSHREC.

DR. B. A. AKINTOLA

Director (HPR & S)

for:Chairman OSHREC

State Specialist Hospital,
Asubiaro, Osogbo.
26th November, 2014.

To:

The Chairman,
Ethics Committee,
Ministry of Health,
State of Osun.

MINISTRY OF HEALTH
OSOGBO, OSUN STATE
RECEIVED
Sign... 26/11/2014

Dear Sir,

ACCEPTANCE TO BE A PRINCIPAL INVESTIGATOR IN THE LODONAL DRUG TRIAL

I wish to state that I have agreed to be a principal investigator and anchor for the LODONAL TRIAL in HIV patients on treatment at State Specialist Hospital Asubiaro, Osogbo.

I have gone through the trial protocols and found it to conform with global best practices.

This is subject to approval of the ethics committee.

Thank you the ministry.

26-4-2014

Dr. A. A. ONI, *MB, ChB, FWACS*
Obstetrician/Gynaecologist

DHPR&S

fna.

PS.
26/11/14